UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2020

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350 Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Prudential Standstill Agreement Concerning Pinedale Debt

Effective May 8, 2020, Pinedale LP, an indirect wholly owned subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company” or “CorEnergy”), as borrower pursuant to that certain Second Amended and Restated Term Credit Agreement and Note Purchase Agreement effective December 29, 2017 (the “Pinedale Facility”) with Prudential Insurance Company of America (“Prudential”), entered into a Standstill Agreement with Prudential. Capitalized terms used and not defined in this report are used as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Standstill Agreement anticipates Pinedale LP’s notification to Prudential that two Events of Default under the Pinedale Facility (the “Specified Events of Default”) could occur as a result of (i) any bankruptcy filing by UPL or Ultra Wyoming and (ii) any resulting impact on Pinedale LP’s net worth covenant under the Pinedale Facility due to any accounting impairment of assets of Pinedale LP triggered by any such bankruptcy filing of Ultra Wyoming. Under the Standstill Agreement, Prudential has agreed to forbear through September 1, 2020, or the earlier occurrence of a separate Event of Default under the Pinedale Facility (the “Standstill Period”) from exercising any rights they may have to accelerate and declare the outstanding balance under the Pinedale Facility immediately due and payable as a result of the occurrence of either of the Specified Events of Default, provided that there are no other Events of Default and Pinedale LP continues to meet its obligations under all of the other terms of the Pinedale Facility. The Standstill Agreement also requires that Pinedale LP not make any distributions to the Company during the Standstill Period and that interest will accrue and be payable from the effective date of such agreement at the Default Rate of interest provided for in the Pinedale Facility, increasing the effective interest rate to 8.50%.

The foregoing summary of the terms of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Standstill Agreement, a copy of which is filed as Exhibit 10.5.1 to this report and is incorporated herein by reference.

Limited Consent Under CorEnergy Credit Facility with Regions Bank

Additionally, effective May 14, 2020, the Company entered into a Limited Consent with Regions Bank, as Agent, and the additional Lenders (collectively with the Agent, the “Lenders”) under the CorEnergy Revolver that is part of the CorEnergy Credit Facility. The Lenders agreed to extend the date by which the Company will be required to deliver to the Lenders its financial statements for the fiscal quarter ended March 31, 2020 and certain required quarterly certifications until June 30, 2020, pursuant to the Form 10‑Q filing extension previously disclosed in the Company’s Current Report on Form 8-K filed April 23, 2020.

The Limited Consent also documents notice previously provided by the Company to the Agent that certain events of default have occurred under the Company’s lease for its GIGS asset, as a result of the tenant under the Grand Isle Lease Agreement having failed to pay the rent due for April and May 2020. The Limited Consent is subject to the Company’s continued compliance with all of the other terms of the CorEnergy Revolver, and includes the Company’s agreement with the Lenders that the Borrowing Base value of the GIGS asset for purposes of the CorEnergy Revolver shall be zero, effective as of the Company’s March 31, 2020 balance sheet date.

The foregoing summary of the terms of the Limited Consent does not purport to be complete and is qualified in its entirety by reference to the text of the Limited Consent, a copy of which is filed as Exhibit 10.12.7 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
10.5.1
Standstill Agreement, dated May 8, 2020, pursuant to Second Amended and Restated Term Credit Agreement and Note Purchase Agreement between Pinedale Corridor LP and Prudential Insurance Company of America

10.12.7	Limited Consent, dated May 14, 2020, pursuant to Second Amendment to Amended and Restated Revolving Credit Agreement, dated July 28, 2017, by and among the Company and Regions Bank, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	May 14, 2020	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary